Exhibit 99.1

TIMEFIRE LLC

Financial Statements

and

Independent Auditors' Report

December 31, 2015 and 2014

TABLE OF CONTENTS

Independent Auditors' Report	Page 1

Balance Sheets as of December 31, 2015 and 2014	Page 3

Statements of Operations for the year ended December 31, 2015 and for the period from January 23, 2014 (Commencement of Operations) to December 31, 2014	Page 4

Statements of Cash Flows for the year ended December 31, 2015 and for the period from January 23, 2014 (Commencement of Operations) to December 31, 2014	Page 5

Statements of Changes in Members' Deficit for the period ended December 31, 2015 and 2014	Page 6

Notes to Financial Statements	Page 7

INDEPENDENT AUDITORS' REPORT

To the Management Committee
Timefire LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Timefire LLC (the "Company"), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, changes in members' equity (deficit), and cash flows for the year ended December 31, 2015 and for the period from January 23, 2014 (Commencement of Operations) to December 31, 2014, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Timefire LLC as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the year ended December 31, 2015 and for the period from January 23, 2014 (Commencement of Operations) to December 31, 2014 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net members' deficit as of December 31, 2015 that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Berkower LLC
Berkower LLC

Iselin, New Jersey
August 11, 2016

TIMEFIRE LLC
BALANCE SHEETS

	AS OF DECEMBER 31,
	2015	2014

ASSETS
Current Assets:
Cash	$3,165	$85,163
Deferred contracted software development costs - related party	55,938	-
Prepaid expenses	3,000	-
Total current assets	62,103	85,163

Other Assets:
Property and equipment, net	42,297	28,962
Total Assets	$104,400	$114,125

LIABILITIES AND MEMBERS' EQUITY/(DEFICIT)
Current Liabilities:
Accrued expenses	$2,617	$-
Unearned revenue - related party	156,000	-
Loans from officer	161,800	-
Total current liabilities	320,417	-

Long Term Liabilities:
Convertible notes payable - members	25,000	-
Accrued interest - members	1,593	-
Total long term liabilities	26,593	-

Total liabilities	347,010	-

Members' Equity/(Deficit)	(242,610)	114,125

Total Liabilities and Members' Equity/(Deficit)	$104,400	$114,125

The accompanying notes are an integral part of these financial statements.

TIMEFIRE LLC
STATEMENTS OF OPERATIONS

		For the period from January 23, 2014
	For the year ended	(Commencement of Operations) to
	December 31, 2015	December 31, 2014

Revenue	$6,500	$-

Operating expenses:
Research and development	353,398	94,136
Occupancy	9,500	7,000
Depreciation	9,446	2,555
Other operating expenses	14,074	7,184
Total operating expenses	386,418	110,875

Loss from operations	(379,918)	(110,875)

Other income (expense):
Interest expense - members	(1,593)	-
Interest expense - other	(224)	-
Total other income (expense)	(1,817)	-

Net loss	$(381,735)	$(110,875)

The accompanying notes are an integral part of these financial statements.

TIMEFIRE LLC
STATEMENTS OF CASH FLOWS

		For the period from January 23, 2014
	For the year ended	(Commencement of Operations) to
	December 31, 2015	December 31, 2014

Operating Activities:
Net loss	$(381,735)	$(110,875)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,446	2,555
Changes in operating assets and liabilities:
Prepaid expenses	(3,000)	-
Deferred contracted software development costs - related party	(55,938)	-
Accrued interest - members	1,593	-
Accrued expenses	2,617	-
Unearned revenue - related party	156,000	-
Net Cash Used in Operating Activities	(271,017)	(108,320)

Investing Activities:
Purchases of property and equipment	(22,781)	(31,517)
Net Cash Used in Investing Activities	(22,781)	(31,517)

Financing Activities:
Capital contributions	-	225,000
Receipt of subscription receivable from member	25,000	-
Proceeds from convertible notes payable - members	25,000	-
Proceeds from officer loans	161,800	-
Net Cash Provided by Financing Activities	211,800	225,000

Net Increase (Decrease) in Cash	(81,998)	85,163

Cash - Beginning of Period	85,163	-

Cash - End of Period	$3,165	$85,163

Supplemental disclosure of non-cash financing activities:
Subscription receivable from member	$-	$25,000

Supplemental disclosure of cash flow information:
Interest paid in cash	$224	$-

The accompanying notes are an integral part of these financial statements.

TIMEFIRE LLC
STATEMENTS OF CHANGES IN MEMBERS' DEFICIT
FOR THE PERIODS ENDED DECEMBER 31, 2015 AND 2014

				Total Members'
	Members'	Members'	Net	Equity
	Units	Contributions	Losses	(Deficit)
Balance at January 23, 2014	-	$-	$-	$-
Issuance of founder's units	87.50	-	-	-
Issuance of non-founder's units	12.50	250,000	-	250,000
Subscriptions receivable from member	(1.25)	(25,000)	-	(25,000)
Net loss	-	-	(110,875)	(110,875)
Balance at December 31, 2014	98.75	225,000	(110,875)	114,125
Receipt of subscriptions receivable from member	1.25	25,000	-	25,000
Net loss	-	-	(381,735)	(381,735)
Balance at December 31, 2015	100.00	$250,000	$(492,610)	$(242,610)

The accompanying notes are an integral part of these financial statements.

TIMEFIRE LLC
NOTES TO FINANCIAL STATEMENTS

Note 1 – Description of Business and Nature of Operations
Timefire LLC ("Timefire" or the "Company"), an Arizona limited liability company, was formed on January 23, 2014. The Company is a Phoenix-based software development studio established to create content for the emerging virtual reality industry.  The first product the Company is targeting for release is titled Hypatia, the most advanced virtual city providing rich cultural, social, and entertainment experiences with an emphasis on immersive education. The city of Hypatia is being developed as a type of next generation web browser, using architectural concepts practiced in the most livable and desirable cities found around the globe. This type of environment will allow people from around the world to break down the barriers of economic and geographic isolation by bringing a wide variety of learning experiences and activities to them wherever they may be. Timefire is using Hypatia to establish creativity as currency and will extend this idea into all of its future product developments.  The Company also develops software on a contract basis, although this activity is expected to be incidental to its core business.
Note 2 – Going Concern
The accompanying financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern. However, the Company has incurred net losses from operations since commencement and has a members' deficit of $242,610 as of December 31, 2015. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.  Such conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company's ability to meet its cash requirements in the next year is dependent upon obtaining additional financing.  Management is continuing to pursue financing from various sources, including private placements from investors and institutions. Management believes these efforts will contribute toward funding the Company's activities until sufficient revenue can be earned from future operations. Management believes these efforts, if successful, will be sufficient to meet its working capital needs and its currently anticipated expenditure levels for the next year.

Note 3 – Summary of Significant Accounting Policies
Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

These financial statements were approved by management and were available for issuance on August 11, 2016.  Subsequent events have been evaluated through this date.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Estimates are based on historical experience and on other assumptions that are believed to be reasonable under the circumstances.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments, with original maturity of three months or less when purchased, to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation is provided for on the straight-line method, over the estimated useful lives of the assets, generally five years.  Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred.  Betterments or renewals are capitalized when incurred.  Gains and losses on the disposition of property and equipment are recorded in the period incurred.

Concentration of Credit Risk
Our concentration of credit risk relates principally to cash.  Our cash deposits are held in a major financial institution, with no significant risks of potential loss.
Software Development Costs
Software development costs include direct costs incurred for internally developed products. Initial software development costs are expensed as research and development.  Software development costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable.  Technological feasibility of a product encompasses both technical design documentation and game design documentation, or the completed and tested product design and working model.  Significant management judgments and estimates are utilized in the assessment of when technological feasibility is established.  Technological feasibility is evaluated on a product-by-product basis. Software development costs related to specific contracted software development arrangements are capitalized after the preliminary project phase is complete and it is probable that the project will be completed and the software will be used to perform the function intended.
Research and Development Costs
Research and development costs, including design, development and testing of software, are expensed as incurred.
Income Taxes

The Company has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes.  Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its members on their respective income tax returns.  The Company's federal tax status as a pass-through entity is based on its legal status as a Limited Liability Company.  Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity.  The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities.  Generally, the Company is subject to income tax examinations by major taxing authorities for all periods since commencement of operations.

Revenue Recognition

The Company's revenue to date has been derived principally from the sale of contracted software development services.  The Company recognizes revenue when there is persuasive evidence of an arrangement, the product or service has been provided to the customer, the collection of our fees is reasonably assured, and the amount of fees to be paid by the customer is fixed or determinable.
Unearned revenue consists of payments received for software development services, but not earned as of the end of the accounting period.
Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board ("FASB") issued new accounting guidance related to revenue recognition. The new standard will replace all current GAAP guidance on this topic and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration for which the entity expects to be entitled in exchange for those goods or services. This guidance will be effective beginning January 1, 2018 and can be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. We are evaluating the adoption method as well as the impact of this new accounting guidance on our financial statements.

Note 4 - Property and Equipment, Net
The following represents a summary of our property and equipment:
	December 31,
	2015	2014
Computer equipment	54,298	31,517
Less: accumulated depreciation	(12,001)	(2,555)
	$42,297	$28,962

Depreciation expense was $9,446 and $2,555 for the periods ended December 31, 2015 and 2014, respectively.

Note 5 – Prepaid and Accrued Expenses

As of December 31, 2015, prepaid expenses consist of $3,000 in rents paid in December 2015 related to January 2016.  Accrued expenses totaling $2,617 is credit card amounts payable at December 31, 2015.

Note 6 – Related Party Transactions

Loans from Officer

During the year ended December 31, 2015, an officer made non-interest bearing loans totaling $161,800 to the Company.  As discussed in Footnote 9, in March 2016, these amounts were converted to a promissory note with a stated annual interest rate of 8%.

Convertible Notes Payable - Members

In April 2015 as part of a member cash call, the Company entered into convertible notes payable to members totaling $25,000.  All principal and interest amounts are due two years after issuance.  The stated annual interest rate on these notes is 9%. The notes are automatically convertible into members' equity upon the Company entering into a qualified financing (as defined in the agreement), at a conversion price equal to 75% of the price per membership interest paid by investors participating in such financing.

Interest expense on the convertible notes payable to members was $1,593 for the year ended December 31, 2015.

The future minimum payment of the convertible notes payable due to members for each of the following years and in the aggregate:

Years ending December 31,	Amount
2016	$-
2017	$25,000

Contracted Software Development Costs and Unearned Revenue – Related Party

During the year ended December 31, 2015, the Company entered into an agreement with a related party, an entity in which two of the Timefire members have significant ownership, to provide software development services.  During 2015, the Company received $156,000 in payments for these services.  The contracted services had not yet been completed as of December 31, 2015, and all amounts received were classified as unearned revenue.  The Company incurred expenses specific to this project, including salaries, purchased software and equipment, consultant fees and additional rents.  These amounts totaled $55,938 in 2015 and are reflected as deferred contracted software development costs at December 31, 2015.

Note 7 - Commitments and Contingencies
The Company has agreed to indemnify its officers and members for certain events or occurrences that may arise as a result of the officers or members serving in such capacity.  The term of the indemnification period is for the officer's or member's lifetime.  The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited.

Note 8 – Members' Deficit

As of December 31, 2015, ownership interest in the Company consists solely of 100 Class A units.

The Company is governed by the terms and conditions of its Operating Agreement dated May 21, 2014.  The Company shall continue until terminated in accordance with the terms of the Operating Agreement or as provided by law, including events of dissolution.  The Company shall be dissolved upon any of the following events: (i) the agreement of the holders in interest of not less than ninety percent of the percentage interests to the dissolution of the Company, (ii) there are no members, (iii) the entry of a decree of judicial dissolution or (iv) the sale of all or substantially all of the assets of the Company.

The overall management of the Company is vested in a management committee (the "Committee").  The Committee currently consists of three members.  The Committee has the power and authority to take all actions necessary to further the day-to-day activities of the Company.

Members of the Company may be required to contribute additional capital via capital calls.  When a capital call notice is issued, a member will be asked to contribute their pro-rata ownership-based percentage of the required capital within 15 days.  If a member fails to pay the required capital contributions, the non-defaulting members will have their percentage interests increased while the defaulting member will have his percentage interest decreased according to terms of the Operating Agreement.

On May 21, 2014, the members entered into a Contribution Agreement, which details the contribution of assets, intellectual property rights and cash in exchange for ownership of 100 Class A units.   John Wise, the Company's founder, was issued 87.50 Class A units in exchange for certain assets which essentially comprise the concept behind the game known as Timefire, the domain www.timefirevr.com, related trade names and service marks and knowledge used to produce the game known as Timefire.  The Company assigned no value to the assets received in exchange for the Class A units issued, as Mr. Wise's historical cost basis in the assets was estimated to be nil at the time of the exchange.  All other members made their required cash contributions, with the exception of one, who still owed $25,000 to the Company as of December 31, 2014.  This subscription receivable was paid in early 2015.  As of December 31, 2015, the Company is composed of seven Class A members.

Note 9 - Subsequent Events

On March 1, 2016, the Company converted certain loans payable to an officer into a promissory note with a principal amount of $161,800, a due date of March 1, 2019 and bearing annual interest at 8%.

Between January and May 2016, the Company issued 5.59 Class A units in exchange for $325,000 in additional capital contributions received.

The Company entered into an office lease agreement commencing February 1, 2016 and expiring January 31, 2017, with a monthly rent charge of approximately $2,600.  Prior to this lease, the Company was on a month-to-month arrangement with rents of between $1,000 and $3,000.